EXHIBIT 99.1(g)


                                    GE FUNDS

             INSTRUMENT EVIDENCING ESTABLISHMENT AND DESIGNATION OF
          SERIES OF SHARES OF BENEFICIAL INTEREST, $.001 PAR VALUE PER
                                      SHARE

     WHEREAS, Section 5.11 of the Declaration of Trust dated August 10, 1992 (as amended from time to time the "Declaration") of GE Funds (the "Trust") provides that the Trustees of the Trust may establish and designate new series of shares and that such establishment and designation shall be effective upon the execution of an instrument in writing by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust.

     WHEREAS, the Board of Trustees of the Trust has heretofore established and designated in the aggregate thirteen (13) series of beneficial interest in the Trust, with each such series having the relative rights and preferences as set forth in paragraphs (a) through (f) of Section 5.11 of the Declaration (the "Existing Series");

     WHEREAS, by action of the Board of Trustees of the Trust taken at a meeting held on May 8, 1998, four additional series of the Trust were established and designated having the relative rights and preferences as set forth in paragraphs
(a) through (f) of Section 5.11 of the Declaration.

     NOW, THEREFORE, in addition to the Existing Series, the following series have been established effective as of the date set forth below:

              GE Small-Cap Value Equity Fund
              GE Small-Cap Growth Equity Fund
              GE Mid-Cap Value Equity Fund
              GE High Yield Fund

each such series having the relative rights and preferences as set forth in paragraphs (a) through (f) of Section 5.11 of the Declaration.

     IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust and acting pursuant to a vote of a majority of the Trustees of the Trust, has hereunto set his hand this 8th day of May, 1998.

                                          By:  /s/ MATTHEW J. SIMPSON
                                               --------------------------------

                                          Name:  MATTHEW J. SIMPSON
                                                 ------------------------------
                                                 Title:    SECRETARY

                                    GE FUNDS

                    Establishment and Designation of Classes

     The undersigned, being a duly authorized officer of GE Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust dated August 10, 1992, as amended (the "Declaration"), does hereby certify that at a meeting of the Trustees on May 8, 1998, the Trustees authorized the division of the shares of beneficial interest ("Shares") of the series of the Trust designated GE Small-Cap Value Equity Fund, GE Small-Cap Growth Equity Fund, GE Mid-Cap Value Equity Fund and GE High Yield Fund (each, a "Fund") into four classes of Shares, within the meaning of Section
5.22 of the Declaration, as follows:

     1. The four Classes of Shares are designated: Class A Shares, Class B Shares, Class C Shares and Class D Shares;

     2. Class A Shares, Class B Shares, Class C Shares and Class D Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration;

     3. The prospective investors to whom Class A, Class B, Class C and Class D Shares will each be offered, the purchase price of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the conversion feature of Class B Shares and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares will be as set forth in the then currently effective prospectus and statement of additional information of the Trust relating to the Fund, as amended from time to time, under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the undersigned has signed this instrument and has caused a duplicate original to be lodged among the records of the Trust this 8th day of May, 1998.

                                             By: /s/ Matthew J. Simpson
                                                 --------------------------

                                             Name:  Matthew J. Simpson

                                             Title: Secretary